UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2013

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Katsumi Hirokawa, Executive Vice President and President of Molex Incorporated’s (“Molex”) Micro Products Division, and Molex have agreed that Mr. Hirokawa will step down from that position and no longer be an executive officer effective June 30, 2013. Effective July 1, 2013, Mr. Hirokawa will serve as Chairman, Molex Japan Co. Ltd., and will remain in that position until he retires on June 30, 2014.

(e) On April 30, 2013, Molex and Mr. Hirokawa entered into a Retirement and Waiver and Release Agreement (the “Retirement Agreement”). Under the Retirement Agreement, Mr. Hirokawa will be entitled to receive his 100% of his annual base salary as of June 30, 2013 and certain benefits while serving as Chairman of Molex Japan. When Mr. Hirokawa retires as Chairman of Molex Japan on June 30, 2014, he will be entitled to continue to receive 100% of his annual base salary and an annual car allowance through June 30, 2016. The Retirement Agreement also provides that the vesting of outstanding stock awards will be accelerated effective June 30, 2014 and such awards shall be exercisable in accordance with the terms of the applicable stock incentive plan. The balance of payments will be made to his surviving spouse.

Molex is not obligated to make payments under the Retirement Agreement unless Mr. Hirokawa complies with the confidentiality, non-solicitation, non-competition and non-disparagement covenants set forth in the Retirement Agreement.

The description of the Retirement Agreement is qualified in its entirety by the Retirement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Retirement and Waiver and Release Agreement between Katsumi Hirokawa and Molex Incorporated dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	MOLEX INCORPORATED

	By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Retirement and Waiver and Release Agreement between Katsumi Hirokawa and Molex Incorporated dated April 30, 2013

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